UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2010

Non-Invasive Monitoring Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-13176	59-2007840
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-575-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On June 22, 2010, Non-Invasive Monitoring Systems, Inc. ("NIMS") provided notice to Sing Lin Technology Co. Ltd. ("Sing Lin") that effective 90 days thereafter, NIMS was terminating the Product Development and Supply Agreement (the "Agreement") between NIMS and Sing Lin related to the development and supply of NIMS’ Exer-Rest®, and other related products (the "Products"). The Agreement contained certain minimum purchase obligations of approximately $2.6 million of Products in the calendar year following the September 2008 acceptance of the final product. Additionally, the Agreement provided for minimum purchase obligations in the second and third calendar years following such acceptance of the final product of $4.1 million and $8.8 million of Products, respectively. NIMS terminated the Agreement to minimize potential exposure, if any. Through the date of the termination notice, NIMS had paid Sing Lin $1.7 million in connection with orders placed through that date. As of the date of the termination notice, NIMS had not placed orders sufficient to satisfy its commitment to purchase a minimum number of units in the first and second calendar years after acceptance of the final product. Prior to receipt by Sing Lin of the notice of termination, Sing Lin requested that NIMS comply with the minimum purchase requirements under the Agreement. NIMS is exploring its options under the Agreement and continues to discuss with Sing Lin various scenarios to resolve the matter. There can be no assurance that the Agreement will be modified or replaced on terms acceptable to NIMS or at all, or that Sing Lin will not attempt to enforce its rights under the Agreement, or pursue all other available remedies.

Pursuant to the termination provisions of the Agreement, NIMS has also requested that Sing Lin (i) cease manufacturing and distribution of the Products under the Agreement, (ii) transfer to NIMS all intellectual property rights relating to the product tooling developed with funding provided by NIMS, (iii) sell to NIMS the hardware and software of Sing Lin’s brushless servo motor technology along with the wireless digital controller; and (iv) return to NIMS the tooling, equipment, parts, materials or prototypes that remain the property of NIMS.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Non-Invasive Monitoring Systems, Inc.

June 28, 2010	By:	Marvin A. Sackner

Name: Marvin A. Sackner
Title: President and Chief Executive Officer